RESIGNATION OF

THE DIRECTOR & SECRETARY

OF

ASSET PROTECTION OF AMERICA, INC.

The following is a true copy of the Resignation of the Director & Secretary of the Corporation, held this 2nd day of August, 2016;

WHEREAS the undersigned was appointed as Director & Secretary of the Corporation, and has served in said capacity; she has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with ASSET PROTECTION OF AMERICA, INC. and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities regarding ASSET PROTECTION OF AMERICA, INC., and by affixing her signature hereto, officially as her last corporate act, DOES HEREBY RESIGN.

This resignation is not due to a disagreement with the Company on any matter relating to the Company's operations, policies or practices.  In connection with my resignation, I hereby represent that as of the date of this letter and as of the "Closing Date," as such term is defined in the Purchase Agreement, I have no claim against the Company for any outstanding remuneration, loans or fees of whatever nature.

The Board shall choose a new Director and Secretary at a time and place of its choosing.

DATED: August 2nd, 2016

_____________________

Andrea Scott, Director, Secretary

ASSET PROTECTION OF AMERICA, INC.